Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Insured Florida Tax-Free Advantage Municipal Fund
333-100348
811-21215

The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
 shares voting together as a
class
 <c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments in insured municipal securities.



   For
             1,740,747
                       289
   Against
                170,116
                         31
   Abstain
                137,397
                           2
   Broker Non-Votes
                543,134
                       769
      Total
             2,591,394
                    1,091



To approve the new fundamental policy
relating to investments in insured
municipal securities for the Fund.



   For
             1,748,670
                       290
   Against
                156,154
                         30
   Abstain
                143,436
                           2
   Broker Non-Votes
                543,134
                       769
      Total
             2,591,394
                    1,091



Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012601.